UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

650 Albany Street
Boston, MA 02118

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 425-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On February 20, 2006, Christopher Moller, Ph.D. resigned from the Board of Directors (the “Board”) of CombinatoRx, Incorporated (“CombinatoRx”). Based upon the recommendation of CombinatoRx’s Nominating and Corporate Governance Committee, on February 23, 2006, the Board resolved, as of its 2006 annual meeting of stockholders, to reduce its size to seven members, and was also reclassified as follows:

Class I Directors: Mr. Borisy, Dr. Cole and Dr. Fortune (to serve until the CombinatoRx’s 2006 annual meeting of stockholders);

Class II Directors: Mr. Aldrich, Mr. Goldfield and Mr. Pops (to serve until the Company’s 2007 annual meeting of stockholders); and

Class III Directors: Ms. Deptula and Mr. Haydu (to serve until the Company’s 2008 annual meeting of stockholders).

The foregoing reclassification was accomplished by the resignation and immediate reappointment of Mr. Borisy as a Class I director. All committee memberships of members of the Board remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Chief Financial Officer, Treasurer and Secretary

Dated:  February 24, 2006